UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2014

Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

1291-B  NW 65 PLACE
FORT LAUDERDALE, FL 33309

(Address of principal executive offices)

(Former address if changed from Last Report)

(954) 581-9800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities; Item 5.01 Changes in Control of Registrant

On August 4, 2014, pursuant to the Securities Purchase Agreement (the “SPA”) dated as of June 27, 2014, among Imaging Diagnostic Systems, Inc. (the “Company”), Viable International Investments, LLC, a Florida limited liability company (the “Investor”) and certain affiliates of the Company, Investor purchased 250 shares of the Company’s Series M convertible preferred stock (the “Preferred Stock”) for an aggregate purchase price of $2,500,000 ($10,000 per share) of which $100,000 was paid pursuant to a non-refundable deposit on June 27, 2014.  This was the First Closing under the SPA (disclosed in the Company’s Form 8-K Report filed July 1, 2014), which was scheduled for July 31, 2014; however, the closing date was extended to August 4 by mutual agreement of the parties.  As a result of the Investor’s purchase of the Preferred Stock, Investor’s owns a 78.9% voting and economic interest in the Company’s capital stock, which represents a change in control of the Company.

The Investor is a wholly-owned subsidiary of Sanya Wanbo (Viable) Investments, Ltd. Co, (“Parent”) based in Sanya, Hainan, China.  Viable has been approved by the Ministry of Commerce of the People’s Republic of China to invest in senior housing projects, medical equipment projects, etc. in the U.S.

The Preferred Stock was sold in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  No commissions were paid in connection with the transaction.  The source of funds was equity capital provided by Parent.

Item 5.01 Changes in Control of Registrant; Item 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2014, in connection with the First Closing, the Company’s Board of Directors, comprised of Richard J. Grable, II and Elizabeth J. Shotmeyer, appointed Investor’s affiliates David Fong, Chunming Zhang and Qun Wang to the Board of Directors.  Immediately thereafter, Mr. Grable and Ms. Shotmeyer resigned from the Board.  Deborah O’Brien also tendered her resignation from her position as Senior Vice President, effective August 1, 2014.

David Fong is a Certified Public Accountant (CPA) and Personal Financial Specialist (PFS) and has been providing tax, accounting, and financial services in the United States since 1986, with focus on international tax and business.  He is the principal owner of Fong & Associates, LLC & Fongtax, LLC., Orlando, Florida.  Mr. Fong is a member of the advisory board of SunTrust Bank, Orlando, Florida.

Chunming Zhang has been a Director and Vice President of the Parent since December 2013.  Ms. Zhang previously held a marketing position in China for a number of years with Dräger Medical GmbH, with headquarters in Lübeck, Germany.

Qun Wang is an acupuncture physician in Orlando, Florida, practicing in Florida since1994.  He received his medical degree from Beijing Medical University, Beijing, China and a master’s degree in biology from Louisiana State University.  Dr. Wang was a general surgeon from 1981 to 1987 at First Teaching Hospital (Beijing Medical University), Beijing, China.  He also served as Vice President of the Acupuncture Board of Florida from 2006 to 2009.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

3.18	Certificate of Amendment-Series M Preferred Stock

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: August 5, 2014	/s/ Richard J. Grable II
	By:	Richard J. Grable II
President

3